Project Nestor Special Committee Discussion Materials Update

June 29, 2020

Preliminary – Subject to Modification

KEEFE, BRUYETTE & WOODS
A Stifel Company

General Information and Limitations

These materials (the "Materials") have been prepared by Keefe, Bruyette & Woods, Inc. ("KBW") for the exclusive use of the special committee (the "Committee") of the board of directors (solely in such capacity) of National Holdings Corporation (the "Company"), in connection with KBW's presentation to the Committee at a meeting to be held on June 29, 2020. The Materials has been prepared in connection with KBW's engagement to provide certain financial advisory and investment banking services.

The Materials contain information obtained from publicly available sources and from materials provided to KBW by the Company, and KBW expressly disclaims any responsibility for, or liability in connection with, such information. In preparing the Materials, we have, with the consent of the Company, assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by us, and we have not assumed any responsibility or liability for independent verification of, or the accuracy or completeness of, such information. KBW did not conduct any independent verification or any appraisal or physical inspection of properties, assets or liabilities or evaluate the solvency, financial capability or fair value of the Company under any state or federal laws, including those relating to bankruptcy, insolvency or other matters, and is not expressing a view or opining as to any terms of any transaction undertaken by the Company. We have assumed that the financial and operating forecasts and projections of the Company that were used and relied upon by us at the direction of the Committee have been reasonably prepared and represent the best currently available estimates and judgments as to the future financial and operating performance of the Company. We express no view as to any such information or the assumptions or bases therefor. Such information has assumed that the ongoing COVID-19 pandemic could have a limited adverse impact on the Company.

Any implied values contained in the Materials are preliminary. Any valuation is only an approximation, subject to uncertainties and contingencies which are difficult to predict and beyond the control of the firm preparing such valuation. A valuation is not intended to be, and should not be construed in any respect as, a guaranty of value. Estimates of the financial value of companies such as the Company do not purport to be appraisals or necessarily reflect the prices at which companies or securities actually may be sold or acquired. In performing its analysis, KBW evaluated the Company on a going concern basis and did not estimate, and expresses no view regarding, the liquidation value of the Company or any of its assets or liabilities. The Materials are based upon economic, market and other conditions as they exist and can be evaluated as of its date (or such other dates as reflected therein) and utilizes several analyses and techniques, some of which are solely illustrative. KBW did not attribute any particular weight to any analysis or factor. KBW believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying its conclusions. Any analysis of this type is subject to uncertainties and contingencies all of which are difficult to predict and are beyond the control of the firm preparing the analysis. It is understood that subsequent developments may affect the Materials and that KBW does not have an obligation to replicate, revise or reaffirm the Materials. There is currently widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. KBW makes no representation or warranty regarding, and assumes no responsibility or liability for, the adequacy or accuracy of the Materials for any purpose. The Materials do not contain advice in any respect as to the legal, regulatory, tax or accounting consequences of any potential strategic alternatives or transactions on the Company or the Company's shareholders, and it is the responsibility of such parties to obtain advice on such matters from other qualified professionals. The Materials are not intended to, and do not, constitute a fairness opinion.

The Materials and the information contained herein have been prepared for the Committee and may not be used by any other person except with the express prior written consent of KBW. Any party receiving these materials (other than the Committee), absent the express prior written consent of KBW, is not authorized to rely on these materials for any purpose. The Company acknowledges that it shall not disclose to any person the existence of the Materials, any view expressed by KBW in connection herewith (in writing or otherwise) or any portion hereof or thereof, or KBW's engagement, without KBW's express written consent. The Materials, and the materials and financial models (if any) used by KBW in preparing the Materials, have been developed by and are proprietary to KBW and are protected under applicable copyright laws. Not in limitation of any of the foregoing, any recipient thereof, or reproduce, distribute or make publicly available all or any portion of the Materials or such models (if any) or other materials contained therein without the prior written consent of KBW.

Table of Contents

Section	Tab
Overview of Alpha	**1**
Preliminary Potential Valuation Considerations	**2**
Selected Public Companies Data	
Selected Precedent Transactions Data	
Preliminary Discounted Cash Flow Analysis	
Appendix	**3**
Capital Asset Pricing Model	

Preliminary – Subject to Modification

Overview of Alpha

KEEFE, BRUYETTE & WOODS
A Stifel Company

Alpha Overview

Company Overview

- Founded in 1947
- Headquartered in New York, NY and Boca Raton, FL
- Full-service investment banking and asset management firm offering retail brokerage and advisory services, investment banking, institutional sales and trading, equity research and tax preparation services
- Approximately 970 employees and independent contractors, of which 690 are financial advisors across its subsidiaries(1)
- Completed its acquisition Winslow, Evans & Crocker, Inc., a full-service investment firm, on 12/31/2019

LTM Revenue Distribution (%)


Tax preparation and Accounting 4.3%
Other 5.6%
Commissions 45.6%
Investment Advisory 18.6%
$213.9M LTM Revenue
Investment Banking 26.0%

Business Mix

Brokerage Services	• Full-service retail brokerage services for individuals, corporations and institutional clients • ~700 registered representatives • Operates through its broker-dealer subsidiary	Investment Advisory	• Offers investment advice and management tailored to the needs of each client based on investment profile • Operates through its wholly-owned subsidiary
Broker-Dealer Trading	• Institutional sales & trading in ~300 micro- and small-cap stocks • Operates through its broker-dealer subsidiary	Institutional Services	• Offers fund managers access to investment opportunities and independent research products
Investment Banking	• Corporate finance and investment banking services for high-growth micro-, small- and mid-cap companies • Operates through its broker-dealer subsidiary	Admin., Ops., Securities Transactions Processing and Customer Accts.	• Processes securities transactions and maintains customer accounts • Customer accounts are protected up to $500,000 • Operates through its wholly-owned subsidiary
Private Shares	• Originates and manages SPVs that invest in a single issuer's securities at a set price • Placed through the retail and institutional sales channels	Tax Services	• Tax preparation and small business accounting services for clients based in NY, NJ and FL • Operates through its wholly-owned subsidiary

Source: SEC filings and Company website
Note: Fiscal year ending on September 30, 2019
(1) As of 9/30/2019

Income Statement Summary

($ in Thousands)	For the Fiscal Year Ended, 9/30/16	9/30/17	9/30/18	9/30/19	LTM 3/31/20
Summary Income Statement:					
Revenues					
Commissions	$ 95,942	$ 96,807	$ 109,984	$ 86,929	$ 97,436
Net dealer inventory gains (losses)	9,929	15,108	3,329	(1,466)	(2,260)
Investment banking[1]	34,937	44,385	57,201	69,656	55,572
Investment advisory	14,080	14,738	21,483	34,400	39,690
Interest and dividends	3,109	2,764	3,233	5,822	5,345
Transaction fees and clearing services	7,152	7,393	7,200	8,092	8,310
Tax preparation and accounting	8,294	7,439	7,772	8,807	9,150
Other	633	1,236	913	701	616
Total Revenues	**$ 174,076**	**$ 189,870**	**$ 211,115**	**$ 212,941**	**$ 213,859**
Total Compensation Expenses[2]	151,057	155,187	182,127	177,824	182,423
Total Non-Compensation Expenses[3]	25,488	26,715	26,269	33,017	32,309
Net Income (Loss)	**$ (5,559)**	**$ 12,528**	**$ (11,510)**	**$ 1,841**	**$ (289)**
Net income (Loss) attributable to Alpha	**$ (5,559)**	**$ 12,528**	**$ (11,510)**	**$ (819)**	**$ (2,346)**
EBITDA	$ (1,205)	$ 17,822	$ (6,674)	$ 1,364	$ (96)
Delta from Net Income attributable to Alpha:					
EBITDA Less Net Income	***$ 4,354***	***$ 5,294***	***$ 4,836***	***$ 2,183***	***$ 2,250***
Key Operating Metrics:					
Revenue Growth		*9.1%*	*11.2%*	*0.9%*	*0.4%*
Compensation Expense / Revenue (%)	*86.8%*	*81.7%*	*86.3%*	*83.5%*	*85.3%*
Non-Compensation Expense / Revenue (%)	*14.6%*	*14.1%*	*12.4%*	*15.5%*	*15.1%*
EBITDA Margin	*NM*	*9.4%*	*NM*	*0.6%*	*NM*
Operating Margin[4]	*NM*	*4.2%*	*1.3%*	*1.0%*	*NM*

Source: SEC filings and Company website
Note: Fiscal year ending on September 30, 2019
Note: "NM" indicates metric is negative
Note: Company's Adjusted EBITDA excluded due to materiality and composition

(1) Includes revenue derived from private shares business
(2) Includes commissions, compensation and fees
(3) Includes all other operating expenses, excluding commissions, compensation and fees
(4) Operating Margin (%): (Revenue – Operating Expenses) / Revenue

Historical Balance Sheet

($ in Thousands)	For the Period Ended, 9/30/16	9/30/17	9/30/18	9/30/19	As of, 3/31/20
ASSETS					
Cash	$ 21,694	$ 23,508	$ 27,920	$ 30,443	$ 18,847
Restricted cash	354	1,381	1,353	960	962
Cash deposits with clearing organizations	1,030	1,041	336	436	653
Securities owned, at fair value	2,357	7,102	7,786	12,481	7,583
Receivables from broker-dealers and clearing organizations	3,357	2,850	3,967	3,490	4,638
Forgivable loans receivable	1,712	1,616	1,567	1,834	4,087
Other receivables, net	5,430	5,180	4,265	5,672	8,761
Prepaid expenses	1,910	2,490	4,065	3,639	4,582
Fixed assets, net	1,164	2,397	2,671	5,067	4,763
Intangible assets, net	5,704	4,843	4,730	5,441	10,921
Goodwill	6,531	5,217	5,153	5,153	7,903
Deferred tax asset, net	8,958	6,420	4,192	4,560	4,542
Operating lease assets	-	-	-	-	14,515
Other assets	345	353	444	2,031	1,599
Total Assets	**$ 60,546**	**$ 64,398**	**$ 68,449**	**$ 81,207**	**$ 94,356**
LIABILITIES AND STOCKHOLDERS' EQUITY					
Liabilities					
Accrued commissions and payroll payable	$ 11,940	$ 10,065	$ 12,862	$ 18,590	$ 12,773
Accounts payable and accrued expenses	7,166	8,715	8,019	8,643	7,373
Deferred clearing and marketing credits	995	786	576	367	262
Securities sold, but not yet purchased, at fair value	298	151	-	-	-
Warrants issued	14,055	5,597	-	-	-
Contingent consideration	-	-	-	1,620	7,109
Operating lease liabilities	-	-	-	-	16,658
Other	319	181	57	388	1,366
Total Liabilities	$ 34,773	$ 25,495	$ 21,514	$ 29,608	$ 45,541
Stockholders' Equity					
Common stock	$ 248	$ 248	$ 250	$ 263	$ 269
Additional paid-in-capital	66,353	66,955	86,510	90,354	91,523
Accumulated deficit	(40,843)	(28,315)	(39,825)	(40,779)	(44,135)
Total Alpha Stockholders' Equity	$ 25,758	$ 38,888	$ 46,935	$ 49,838	$ 47,657
Non-controlling interest	15	15	-	1,761	1,158
Total Stockholders' Equity	$ 25,773	$ 38,903	$ 46,935	$ 51,599	$ 48,815
Total Liabilities and Stockholders' Equity	**$ 60,546**	**$ 64,398**	**$ 68,449**	**$ 81,207**	**$ 94,356**

Source: SEC filings

Preliminary – Subject to Modification

Preliminary Potential Valuation Considerations

KEEFE, BRUYETTE & WOODS
A Stifel Company

Overview of Preliminary Potential Valuation Considerations

- **Selected Public Companies Data**
  - Reviewed market valuations and implied trading statistics for selected publicly traded Mid and Large-Cap Wealth-Focused Broker Dealers and Small-Cap Diversified Broker Dealers
  - Calculated the low, average, median and high range of multiples for price to revenue, price to earnings, price to book value and price to tangible book value for illustrative purposes
  - Due to the significant differences in size, scale and performance metrics, multiples for Mid and Large-Cap Wealth-Focused Broker Dealers considered to have limited comparability
- **Selected Precedent Transactions Data**
  - Reviewed multiples paid in selected comparable acquisitions of companies in the independent broker dealer and full-service broker dealer sector
  - Calculated the low, average, median and high range of multiples for transaction value to LTM revenue and transaction value to LTM EBITDA for illustrative purposes
- **Preliminary Discounted Cash Flow Analysis**
  - Utilized 2021E-2026E projected financial information as directed by Alpha's Special Committee
  - Derived the implied present value of Alpha's projected free cash flows over the next five years
  - Terminal values calculated by applying a selected range of price to forward earnings exit multiples
  - Discount rate calculated based on the Capital Asset Pricing Model by using the median beta for comparable companies and a size premium based on Duff & Phelps data for a company of Alpha's size

Selected Public Companies Data

Broker-Dealer Revenue Distribution

LTM Revenue Mix (%)

		% of Total Revenue					
Company Name	Ticker	*Institutional Brokerage (A)* (1)	*Retail Brokerage (B)* (1)	Total Brokerage (A+B)(2)	Investment Banking	Asset Mgmt & Wealth Advisory	Other(3)
Mid and Large-Cap. Wealth-Focused Broker Dealers							
Ameriprise Financial, Inc.	AMP	-	-	17%	-	53%	29%
Raymond James Financial, Inc.	RJF	6%	17%	23%	7%	46%	25%
LPL Financial Holdings Inc.(4)	LPLA	-	-	34%	-	57%	9%
Stifel Financial Corp.	SF	13%	19%	32%	23%	25%	20%
Waddell & Reed Financial, Inc.	WDR	-	-	44%	-	41%	15%
Small Cap Diversified Broker Dealers							
B. Riley Financial, Inc.	RILY	-	-	28%	42%	17%	13%
Cowen Inc.	COWN	39%	-	39%	35%	3%	22%
Oppenheimer Holdings Inc.	OPY	14%	20%	34%	12%	36%	18%
JMP Group LLC	JMP	20%	-	20%	80%	9%	-9%
Cohen & Company Inc.	COHN	-	-	85%(5)	3%	13%	-1%
Alpha		**-**	**-**	**46%**	**26%**	**19%**	**10%**

Source: SNL Financial and Public Filings
Note: Figures represent data for the last 12 months ended 03/31/20
Note: Total revenue excludes net effect of interest expense, unless otherwise noted
Note: Business segmentation revenues shown may not reflect actual business segmentation revenue for each company
(1) Institutional brokerage and retail brokerage revenue where detail is provided and is applicable
(2) Represents total wealth management brokerage revenues and commission fees; Excludes asset and investment management revenue, where applicable
(3) Other revenue includes revenue from principal transactions, interest income and revenue from other business lines
(4) Total revenue includes net effect of operating interest expense; further detail not available
(5) Includes revenue from proprietary trading

Broker-Dealer Performance

LTM Total Revenue ($000s)


$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$12,977,000
$8,256,000
$5,716,574
$3,632,482
$1,139,155
$1,074,638
$1,016,379
$509,778
$213,859
$85,847
$56,296
Median $1,074,638
AMP
RJF
LPLA(1)
SF
COWN
WDR
OPY
RILY
Alpha
JMP
COHN

LTM Total Revenue – Comp. Expense ($000s)[(2)]


$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
$2,886,000
$1,691,273
$1,535,301
$610,837
$361,344
$355,362
$31,436
$22,554
$9,542
Median $361,344
RJF
LPLA
SF
COWN
OPY
WDR
Alpha
COHN
JMP

Source: SNL Financial and Company Filings
Note: Figures represent data for the last 12 months ended 03/31/20

Note: Total revenue excludes net effect of interest expense, unless otherwise noted
(1) Represents revenue net of operating interest expense; Further detail not available
(2) Excludes AMP and RILY, which do not publicly disclose compensation expense

Broker-Dealer Performance *(Cont'd)*

3-Year Average Revenue Growth from FY2016-2019 (%)


60%
50%
40%
30%
20%
10%
0%
-10%
-20%
52%
32%
13%
12%
10%
7%
6%
3%
-3%
-5%
-8%
Median 7%
RILY
COWN
RJF
LPLA (1)
SF
Alpha
OPY
AMP
COHN
WDR
JMP

Source: SNL Financial and Company Filings
Note: Figures represent data for fiscal years 2016-2019
Note: Total revenue excludes net effect of interest expense, unless otherwise noted
(1) Represents revenue net of operating interest expense; Further detail not available

Broker-Dealer Performance *(Cont'd)*

LTM Asset Management & Wealth Advisory Revenue ($000s)



$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$6,897,000
$3,764,000
$3,263,080
$890,543
$440,601
$366,188
$85,563
$39,690
$38,603
$7,440
$7,173
Median $366,188
AMP
RJF
LPLA
SF
WDR
OPY
RILY
Alpha
COWN
JMP
COHN

LTM Investment Banking Revenue ($000s)(1)



$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$835,049
$585,000
$399,947
$216,497
$123,896
$68,462
$55,572
$1,831
Median $170,197
SF
RJF
COWN
RILY
OPY
JMP
Alpha (2)
COHN

Source: SNL Financial and Company Filings
Note: Figures represent data for the last 12 months ended 03/31/20
Note: Business segmentation revenues shown may not reflect actual business segmentation revenue for each company

(1) Consists of strategic advisory, fixed income and equity capital market revenues
(2) Includes revenue attributable to private shares business

Broker-Dealer Performance *(Cont'd)*

LTM Revenue / Employee ($000s)(1)



$1,200
$1,000
$800
$600
$400
$200
$0
$1,038
$868
$810
$599
$519
$447
$443
$437
$345
$341
$220
Median $447
AMP
COWN
WDR
COHN
RILY
JMP
SF
RJF
OPY
LPLA (2)
Alpha

LTM Brokerage Revenue + Asset Management & Wealth Advisory Revenue / FAs ($000s)(1)(3)



Brokerage + AM & Wealth Rev. / FA
# of FAs
$917
$705
$691
$636
$587
$549
$503
$310
$199
Median $587
10,000
2,224
1,327
8,148
94
1,029
170
16,763
690
AMP
SF (5)
WDR
RJF (5)
COHN (4)
OPY (5)
RILY (6)
LPLA
Alpha

Source: SNL Financial and Company Filings
Note: Figures represent data for the last 12 months ended 03/31/20
Note: Total revenue excludes net effect of interest expense, unless otherwise noted
Note: Business segmentation revenues shown may not reflect actual business segmentation revenue for each company
(1) Represents most recently reported employee and financial advisor count; Includes affiliated independent contract financial advisors where publicly disclosed
(2) Represents revenue net of operating interest expense; Further detail not available
(3) Represents brokerage revenues, asset and investment management revenue and wealth advisory revenue; COWN and JMP do not publicly disclose number of financial advisors
(4) Includes revenue from proprietary trading; COHN does not provide a separate count for number of financial advisors; Total employee count is used as a proxy for financial advisor count
(5) Brokerage revenue component represents revenue from retail brokerage business; Excludes revenue from institutional brokerage business
(6) Only includes wealth and asset management fees

Broker-Dealer Performance *(Cont'd)*

LTM Comp. Expense / Total Revenue (%)(1)


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
46%
58%
60%
64%
65%
67%
70%
85%
89%
Median 65%
COWN
SF
COHN
OPY
RJF
WDR
LPLA(2)
Alpha
JMP

LTM Non-Comp. Expense / Total Revenue (%)(3)


70%
60%
50%
40%
30%
20%
10%
0%
14%
15%
19%
20%
26%
29%
50%
53%
64%
Median 26%
LPLA(2)
Alpha
RJF
WDR
SF
OPY
JMP
COWN
COHN

Source: SNL Financial and Company Filings
Note: Figures represent data for the last 12 months ended 03/31/20
Note: Total revenue excludes net effect of interest expense, unless otherwise noted

(1) Excludes AMP and RILY, which do not publicly disclose compensation expense
(2) Total revenue represents revenue net of operating interest expense; Further detail notavailable
(3) Non-compensation expense includes interest expense

Broker-Dealer Performance *(Cont'd)*

LTM Operating Income Margin (%)(1)


50%
30%
10%
-10%
-30%
-50%
33%
16%
16%
15%
13%
7%
0%
0%
-7%
-24%
-39%
Median 7%
AMP
SF
RJF
LPLA
WDR
OPY
COWN
Alpha
RILY
COHN
JMP

LTM Net Income Margin (%)(2)


40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
27%
12%
12%
10%
10%
5%
-1%
-2%
-5%
-7%
-27%
Median 5%
AMP
SF
RJF
LPLA
WDR
OPY
Alpha
COWN
RILY
COHN
JMP

Source: SNL Financial and Company Filings
Note: Figures represent data for the last 12 months ended 03/31/20
(1) Operating Margin (%): (Revenue – Comp. Expense – Non-Comp. Expense) / Revenue; Non-compensation expense includes interest expense
(2) Net income includes net income attributable to non-controlling interests

Broker-Dealer Performance *(Cont'd)*

Average 3-Month Daily Trading Volume (000s)


1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
1,375,942
1,369,621
1,217,616
1,085,952
551,358
395,893
285,439
129,059
91,596
27,601
10,457
Median 395,893
WDR
RJF
AMP
LPLA
SF
COWN
COHN
RILY
OPY
JMP
Alpha

Average 3-Month Daily Trading $ Volume ($000s)(1)


$180,000,000
$160,000,000
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
$153,091,552
$95,400,340
$71,313,277
$25,219,095
$18,509,021
$4,716,385
$2,524,956
$1,877,852
$1,236,080
$74,585
$19,371
Median $4,716,385
AMP
RJF
LPLA
SF
WDR
COWN
RILY
OPY
COHN
JMP
Alpha

Source: SNL Financial as of 06/26/2020
(1) Calculated as Average 3-Month Daily Trading Volume x Average 3-Month Daily Share Price

Broker-Dealer Performance *(Cont'd)*

Ranking by Performance Metric

	Metric ($000s)[1]							Ratio (%)				Trading Stats	
	Total Revenue	Total Rev. - Comp. Exp.[2]	3-Year Avg. Rev. Growth (%)	AM & Wealth Advisory Revenue	IB Revenue	Total Rev. / Employee	Brokerage Rev. + AM & Wealth Adv. Rev. / FA	Comp. Ratio[2]	Non-Comp Ratio	Operating Margin[3]	NI Margin	3-Month Trading Volume (000s)	3-Month Trading Volume $ ($000s)[4]
AMP	1	NA	8	1	NA	1	1	NA	NM	1	1	3	1
RJF	2	1	3	2	2	8	4 [7]	5	3	3	3	2	2
LPLA	3	2	4	3	NA	10	8	7	1	4	4	4	3
SF	4	3	5	4	1	7	2 [7]	2	5	2	2	5	4
COWN	5	4	2	9	3	2	NA [5]	1	8	7	8	6	6
WDR	6	6	10	5	NA	3	3	6	4	5	5	1	5
OPY	7	5	7	6	5	9	6 [7]	4	6	6	6	9	8
RILY	8	NA	1	7	4	5	7	NA	NM	9	9	8	7
Alpha	**9/11**	**7/9**	**6/11**	**8/11**	**7/8**	**11/11**	**9/9**	**8/9**	**2/9**	**8/11**	**7/11**	**11/11**	**11/11**
JMP	10	9	11	10	6	6	NA [5]	9	7	11	11	10	10
COHN	11	8	9	11	8	4	5 [6]	3	9	10	10	7	9

Distribution of Alpha's Rankings Across All Performance Metrics (Based on % Quartile)


= Alpha Performance Rank
0%
25%
50%
75%
100%
Quartile (%)

Note: "NA" indicates that metric is not available
Note: Business segmentation revenues shown may not reflect actual business segmentation revenue for each company
Note: Compensation and non-compensation ratio order is ranked in ascending order, from the lowest expense ratio (1) to highest expense ratio (11)
(1) Represents data for the last 12 months ended 03/31/20
(2) Excludes AMP and RILY, which do not publicly disclose compensation expense
(3) Operating Margin (%): (Revenue – Operating Expenses) / Revenue

(4) Calculated as Average 3-Month Trading Volume x Average 3-Month Share Price
(5) COWN and JMP do not publicly disclose number of financial advisors
(6) Includes revenue from proprietary trading; COHN does not provide a separate count for number of financial advisors; Total employee count is used as a proxy for financial advisor count
(7) Brokerage revenue component represents revenue from retail brokerage business; Excludes revenue from institutional brokerage business

Selected Public Company Historical Trading Statistics

Historical 3-Year Price / Tangible Book Value



Alpha
Small-Cap Diversified Broker Dealers(1)
Mid & Large-Cap Wealth Focused Broker Dealers(2)
4.0x
3.5x
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
6/26/2017
9/26/2017
12/26/2017
3/26/2018
6/26/2018
9/26/2018
12/26/2018
3/26/2019
6/26/2019
9/26/2019
12/26/2019
3/26/2020
6/26/2020
1.8x
0.9x
0.7x

Price / TBV	Alpha	Small-Cap[(1)]	Mid & Large Cap[(2)]
Current (6/26/20)	0.9x	0.7x	1.8x
30-Day Average	0.9x	0.7x	1.9x
60-Day Average	0.8x	0.6x	1.8x
90-Day Average	0.8x	0.6x	1.8x
1-Year Average	0.9x	0.7x	2.1x
3-Year Average	1.2x	1.1x	2.4x

Historical 3-Year LTM Price / Revenue



2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
6/26/2017
9/26/2017
12/26/2017
3/26/2018
6/26/2018
9/26/2018
12/26/2018
3/26/2019
6/26/2019
9/26/2019
12/26/2019
3/26/2020
6/26/2020
1.0x
0.5x
0.1x

Price / LTM Revenue	Alpha	Small-Cap[(1)]	Mid & Large Cap[(2)]
Current (6/26/20)	0.1x	0.5x	1.0x
30-Day Average	0.1x	0.6x	1.1x
60-Day Average	0.1x	0.5x	1.0x
90-Day Average	0.1x	0.5x	1.0x
1-Year Average	0.2x	0.6x	1.2x
3-Year Average	0.2x	0.7x	1.4x

Source: S&P Capital IQ, S&P Market Intelligence as of 06/26/20
(1) Average of Small-Cap Diversified Broker-Dealers consisting of COHN, COWN, JMP, RILY, OPY
(2) Average of Mid & Large-Cap Wealth-Focused Broker-Dealers consisting of AMP, LPLA, RJF, SF, WDR

Selected Public Companies Data

	Ticker	Stock Price 6/26/20 ($)	Market Cap ($mm)	Trading As % of High[1] (%)	Price Change: 1 Year (%)	Price Change: YTD (%)	Market Cap / LTM Revenue (x)	Market Cap / CY '20E Revenue (x)	Market Cap / CY '21E Revenue (x)	Price / LTM EPS (x)	Price / CY '20E EPS (x)	Price / CY '21E EPS (x)	Price / Book (x)	Price / Tangible Book (x)	Dividend Yield (%)
Mid and Large-Cap. Wealth-Focused Broker Dealers															
Ameriprise Financial, Inc.	AMP	147.03	17,987	81.3	0.6	(11.7)	1.4	1.5	1.5	4.9	8.7	8.4	2.7	2.7	2.8
Raymond James Financial, Inc.	RJF	66.40	9,099	64.8	(17.9)	(25.8)	1.1	1.2	1.2	9.5	12.9	12.3	1.3	1.5	2.2
LPL Financial Holdings Inc.	LPLA	72.77	5,739	73.1	(7.5)	(21.1)	1.0[2]	1.0	1.0	10.2	12.2	12.2	5.7	NM[3]	1.4
Stifel Financial Corp.	SF	44.72	3,063	64.7	(19.5)	(26.3)	0.8	1.0	0.9	7.0	10.8	9.8	1.0	1.6	1.5
Waddell & Reed Financial, Inc.	WDR	14.72	966	80.3	(8.9)	(12.0)	0.9	1.0	1.0	9.2	13.2	16.0	1.3	1.6	6.8
			Low	**64.7**	**(19.5)**	**(26.3)**	**0.8**	**1.0**	**0.9**	**4.9**	**8.7**	**8.4**	**1.0**	**1.5**	**1.4**
			Average	**72.8**	**(10.6)**	**(19.4)**	**1.0**	**1.1**	**1.1**	**8.2**	**11.6**	**11.7**	**2.4**	**1.8**	**2.9**
			Median	**73.1**	**(8.9)**	**(21.1)**	**1.0**	**1.0**	**1.0**	**9.2**	**12.2**	**12.2**	**1.3**	**1.6**	**2.2**
			High	**81.3**	**0.6**	**(11.7)**	**1.4**	**1.5**	**1.5**	**10.2**	**13.2**	**16.0**	**5.7**	**2.7**	**6.8**
Small Cap Diversified Broker Dealers															
B. Riley Financial, Inc.	RILY	20.28	524	67.2	2.3	(19.5)	1.0	NA	NA	NM[3]	NA	NA	3.1	NM[3]	4.9
Cowen Inc.	COWN	15.49	429	84.4	(6.8)	(1.7)	0.4	0.5	0.4	NM[3]	8.6	5.2	0.6	0.9	1.0
Oppenheimer Holdings Inc.	OPY	19.37	244	60.9	(28.2)	(29.5)	0.2	NA	NA	4.9	NA	NA	0.4	0.6	2.5
JMP Group LLC	JMP	2.60	51	64.7	(34.8)	(19.5)	0.6	0.6	0.4	NM[3]	26.0	8.7	1.0	1.0	0.0
Cohen & Company Inc.	COHN	10.40	13	42.6	113.6	163.3	0.2	NA	NA	NM[3]	NA	NA	0.4	0.4	0.0
			Low	**42.6**	**(34.8)**	**(29.5)**	**0.2**	**0.5**	**0.4**	**4.9**	**8.6**	**5.2**	**0.4**	**0.4**	**0.0**
			Average	**63.9**	**9.2**	**18.6**	**0.5**	**0.5**	**0.4**	**4.9**	**17.3**	**6.9**	**1.1**	**0.7**	**1.7**
			Median	**64.7**	**(6.8)**	**(19.5)**	**0.4**	**0.5**	**0.4**	**4.9**	**17.3**	**6.9**	**0.6**	**0.7**	**1.0**
			High	**84.4**	**113.6**	**163.3**	**1.0**	**0.6**	**0.4**	**4.9**	**26.0**	**8.7**	**3.1**	**1.0**	**4.9**
Alpha		**1.90**	**26**	**62.1**	**(30.9)**	**(25.5)**	**0.1**	**NA**	**NA**	**NM[3]**	**NA**	**NA**	**0.5**	**0.9**	**0.0**

Source: SNL Financial, FactSet as of 06/26/2020
Note: Financial data in U.S. dollars and based on most recently available public filing
Note: Total revenue excludes net effect of interest expense, unless otherwise noted
Note: Public companies data excludes SIEB

(1) Represents 52-week high
(2) Total revenue includes net effect of operating interest expense; further detail not available
(3) Multiple is negative

Selected Public Companies Data

Illustrative Implied Price per Share Matrix

	Valuation Multiple				Alpha	Illustrative Output (1)			
	Low	Average	Median	High	Metric ($M)	Low	Average	Median	High
Mid and Large-Cap. Wealth-Focused Broker Dealers									
P / LTM Revenue	0.8x	1.0x	1.0x	1.4x	$213.9	$13.38	$16.61	$15.93	$22.00
P / LTM EPS	4.9x	8.2x	9.2x	10.2x	($0.3)	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)
P / Book	1.0x	2.4x	1.3x	5.7x	$47.7	$3.43	$8.45	$4.72	$20.07
P / Tang. Book	1.5x	1.8x	1.6x	2.7x	$28.8	$3.14	$3.91	$3.37	$5.75
Small Cap Diversified Broker Dealers									
P / LTM Revenue	0.2x	0.5x	0.4x	1.0x	$213.9	$3.65	$7.83	$5.97	$16.30
P / LTM EPS	4.9x	4.9x	4.9x	4.9x	($0.3)	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)
P / Book	0.4x	1.1x	0.6x	3.1x	$47.7	$1.48	$3.92	$2.28	$10.85
P / Tang. Book	0.4x	0.7x	0.7x	1.0x	$28.8	$0.93	$1.54	$1.56	$2.11

Source: Financial and market data in U.S. dollars; Financial data based on most recently available public filing, unless otherwise noted; Market data as of 06/26/2020
Note: Implied values shown are solely illustrative and do not purport to be valuation advice in respect to Alpha
Note: "NM" indicates that output is negative
(1) Calculated based on 13,476,519 shares outstanding

Preliminary – Subject to Modification

Selected Precedent Transactions Data

KEEFE, BRUYETTE & WOODS
A Stifel Company

Selected Precedent Transactions Data

($US in millions)

Acquirer	Target	Date of Announce	Announced Transaction Value	Target KPIs: Number of Financial Advisors	Target KPIs: Assets Under Management ($B)	Valuation Multiples @ Announcement: LTM Revenue	Valuation Multiples @ Announcement: LTM EBITDA
Independent Broker-Dealers							
LPL Financial	Lucia Securities	04/28/20	NA	20	$2	NA	6.0x[1]
Advisor Group	Ladenburg Thalmann Financial Services Inc.	11/12/19	$1,300.0[2]	4,400	$181	0.9x	12.1x[3]
Reverence Capital Partners	Advisor Group	05/10/19	NA	7,000	$268	NA	NA
Blucora, Inc.	1st Global, Inc.	03/19/19	$180.0	~850	$18	1.0x	18.0x[4]
Warburg Pincus	Kestra Financial, Inc.	02/25/19	NA	2,000	NA	NA	NA
Genstar Capital	Cetera Financial Group	07/17/18	NA	~8,000	NA	NA	NA
LPL Financial	National Planning Holdings, Inc.	08/16/17	$325.0[5]	3,200	$120	0.4x[6]	NA
Kestra Financial, Inc.	H. Beck, Inc.	08/08/17	NA	600	NA	NA	NA
Stone Point Capital	Kestra Financial, Inc.	04/04/16	NA	1,700	NA	NA	NA
Blucora, Inc.	HD Vest Financial Services	10/14/15	$580.0[7]	4,500	$36	1.8x[8]	15.5x[8]
RCS Capital Corporation	J.P. Turner & Company, LLC	01/17/14	$27.0[7]	325	$4	0.3x[9]	13.8x[10]
RCS Capital Corporation	Cetera Financial Group	01/16/14	$1,150.0	6,833	$152	1.1x[11]	16.8x[11]
RCS Capital Corporation	Summit Financial Services Group, Inc.	11/16/13	$49.0	305	$8	0.6x	8.8x
RCS Capital Corporation	Investors Capital Holdings, Ltd.	10/02/13	$52.5	452	$9	0.6x	NM

Independent Broker-Dealer Metrics:	LTM Revenue	LTM EBITDA
Low:	**0.3x**	**6.0x**
Average:	**0.8x**	**13.0x**
Median:	**0.7x**	**13.8x**
High:	**1.8x**	**18.0x**

Acquirer	Target	Date of Announce	Announced Transaction Value	Number of Financial Advisors	Assets Under Management ($B)	LTM Revenue	LTM EBITDA
Full-Service Broker-Dealers							
Stifel Financial Corp.	GMP Capital Inc.	06/17/19	$52.0	NA	NA	0.4x[12]	4.2x[12]
Stifel Financial Corp.	Ziegler Wealth Management	10/30/17	NA	NA	NA	NA	NA
B. Riley Financial, Inc.	Wunderlich Securities	05/18/17	$67.0	219	$10	0.6x	5.9x
B. Riley Financial, Inc.	FBR & Co.	02/21/17	$160.2	NA	NA	1.6x	NM
Stifel Financial Corp.	City Financial Corporation	09/13/16	NA	40	$4	NA	NA
INTL FCStone Inc.	Sterne, Agee & Leach, Inc. (Clearing & Independent Wealth Mgmt Businesses)	06/27/16	$50.0	160	$11	NA	NA
Stifel Financial Corp.	Sterne, Agee & Leach, Inc.	02/23/15	$150.0[13]	730	$20	0.5x	NA
B. Riley Financial, Inc.	MK Capital Advisors LLC	02/02/15	$5.2[14]	NA	NA	NA	NA

Full-Service Broker-Dealer Metrics:	LTM Revenue	LTM EBITDA
Low:	**0.4x**	**4.2x**
Average:	**0.8x**	**5.0x**
Median:	**0.5x**	**5.0x**
High:	**1.6x**	**5.9x**

Sources: Public filings and investor presentations
Note: "NM" indicates that deal multiple is negative
(1) Based on a transaction multiple of 6x post-synergy EBITDA, per publicly disclosed company management estimates
(2) Based on approximate enterprise value of $1,300 million
(3) Calculated based on reported adjusted EBITDA
(4) EBITDA multiple is calculated based on 2018A core EBITDA of $10 million
(5) Announced transaction value excludes $123 million in contingent payments
(6) Revenue multiple is based off of full-year 2016 revenue of $909.4 million
(7) Announced transaction value excludes earn-out payments
(8) Calculated based on figures for the twelve months ended September 30, 2015
(9) Calculated based on a weighted average revenue per advisor of $257K as of December 31, 2013
(10) Calculated based on pro forma adjusted EBITDA
(11) Includes results of operations for Cetera, Walnut Street Securities and Tower Square Securities for the twelve months ended December 31, 2013. Cetera acquired Walnut Street Securities and Tower Square Securities in the third quarter of 2013

(12) Revenue and EBITDA multiples are based on full-year 2018 metrics for GMP's capital markets business and GMP USA
(13) Announced transaction value excludes retention
(14) Announced transaction value excludes contingent consideration of $4.2 million

Selected Precedent Transactions Data

Illustrative Implied Price per Share Matrix

	Valuation Multiple				Alpha	Illustrative Output [(1)]			
	Low	Average	Median	High	Metric ($M)	Low	Average	Median	High
Independent Broker-Dealers									
Transaction Value / LTM Revenue	0.3x	0.8x	0.7x	1.8x	$213.9	$5.13	$13.20	$11.69	$29.07
Transaction Value / LTM EBITDA	6.0x	13.0x	13.8x	18.0x	($0.1)	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)
Full-Service Broker-Dealers									
Transaction Value / LTM Revenue	0.4x	0.8x	0.5x	1.6x	$213.9	$6.70	$12.30	$8.31	$25.86
Transaction Value / LTM EBITDA	4.2x	5.0x	5.0x	5.9x	($0.1)	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)

Source: Financial data in U.S. dollars and based on most recently available public filing
Note: Implied values shown are solely illustrative and do not purport to be valuation advice in respect to Alpha
Note: "NM" indicates that output is negative
(1) Calculated based on 13,476,519 shares outstanding

Preliminary Discounted Cash Flow Analysis

Preliminary Discounted Cash Flow Analysis

Assumptions

Estimated Alpha Financial Performance & Projections	2020E Financials	• As directed by Alpha's Special Committee, 2020E reflects Alpha Management's 2020 fiscal year budget – Assumed fiscal fourth quarter 2020 earnings based on one fourth of Alpha Management's 2020 budget
	2021E-2025E Inorganic Growth	• Projected 2021E-2025E new annual inorganic growth using the following assumptions, as directed by Alpha's Special Committee – Assumes new inorganic growth is funded through operating cash flow, while Alpha maintains a net positive cash flow cushion – Assumes for every $0.55 in inorganic spend, Alpha will generate one dollar of acquired annual inorganic revenue in the following year; the ratio of inorganic spend to inorganic revenue generated is based on the midpoint of Alpha Management's projected inorganic growth range – Assumes that inorganic spend is paid out over a two-year time period
	2021E-2026E Income Statement	• Projected 2021E-2026E income statement using the following assumptions, as directed by Alpha's Special Committee – Projected revenue is driven by (i) an annual organic growth rate of 1.0% **plus** (ii) for every $0.55 in inorganic spend, Alpha will generate a dollar of acquired annual inorganic revenue in the following year – 2021E-2023E assumes an incremental annual 0.5% pre-tax earnings margin expansion – 2024E assumes an incremental annual 0.75% pre-tax earnings margin expansion – 2025E+ assumes an incremental annual 1.0% pre-tax earnings margin expansion
	2021E-2025E Cash Flow	• Projected 2021E-2025E cash flow items using the following assumptions, as directed by Alpha's Special Committee: – Assumes 2021E-2025E capital expenditures are equal to each year's annual inorganic spend – Assumes no impact from change in net working capital – As directed by Alpha's Special Committee, depreciation & amortization expenses are consistent with Alpha Management's projections
Terminal Multiple		• Calculated terminal value using the following approach – Applied a terminal forward earnings multiple to projected FY 2026E Tax-Affected Earnings o 8.6x represents low of public companies Price / 2020E Earnings o Sensitivities from 5.0x to 14.0x
Discount Rate		• Calculated discount rate using the capital asset pricing model method (CAPM): – Applied the median beta of the selected peers to the CAPM formula – Sensitivities from 18.5% to 22.5%
Financing Requirement		• As directed by Alpha's Special Committee, assumes Alpha acquires businesses with cash generated from operations, without the use of external financing
Assumed Marginal Tax Rate		• As directed by Alpha's Special Committee, assumed 28.0% annual tax rate, consistent with Alpha Management's projections
Assumed Present Value Date		• June 30, 2020

Preliminary Discounted Cash Flow Analysis *(Cont'd)*

Forward P/E Terminal Multiple

Assumptions (Financial Projections)	
Organic Growth	1.00%
Cost per $ of Inorganic Revenue	$0.55
2021E-2023E Incremental Pre-Tax Margin Expansion (%)	0.50%
2024E Incremental Pre-Tax Margin Expansion (%)	0.75%
2025E+ Incremental Pre-Tax Margin Expansion (%)	1.00%
Annual Tax Rate (%)	28.00%

($ in 000s)	3 Mo	For the Fiscal Year Ended September 30,					
	2020 [1]	2021	2022	2023	2024	2025	2026
Total Revenue	$ 53,489	$ 216,094	$ 223,709	$ 231,401	$ 240,988	$ 250,670	$ 264,086
Revenue Growth (%)		*1.00%*	*3.52%*	*3.44%*	*4.14%*	*4.02%*	*5.35%*
Pre-Tax Income	$ (241)	$ 105	$ 1,228	$ 2,427	$ 4,335	$ 7,016	$ 10,032
Pre-Tax Margin (%)	*(0.45%)*	*0.05%*	*0.55%*	*1.05%*	*1.80%*	*2.80%*	*3.80%*
Plus: Non-Recurring Expenses[2]	107	-	-	-	-	-	-
Adjusted EBT	**$ (134)**	**$ 105**	**$ 1,228**	**$ 2,427**	**$ 4,335**	**$ 7,016**	**$ 10,032**
Less: Taxes @ 28%	(3)	(29)	(344)	(679)	(1,214)	(1,964)	(2,809)
Tax-Affected Net Income	**$ (137)**	**$ 76**	**$ 884**	**$ 1,747**	**$ 3,121**	**$ 5,051**	**$ 7,223**
Memo:							
Cumulative Net Income		*$ (61)*	*$ 823*	*$ 2,570*	*$ 5,691*	*$ 10,742*	*$ 17,965*
Cash Flow to Shareholders							
Tax-Affected Net Income	**$ (137)**	**$ 76**	**$ 884**	**$ 1,747**	**$ 3,121**	**$ 5,051**	
(+) Depreciation[3]	250	1,000	1,000	1,000	1,000	1,000	
(+) Amortization[3]	492	2,068	2,068	2,068	2,068	2,068	
NOPAT	**$ 605**	**$ 3,144**	**$ 3,952**	**$ 4,816**	**$ 6,189**	**$ 8,120**	
(-) Capital Expenditures[4]	-	(1,500)	(3,000)	(3,500)	(4,000)	(5,000)	
(-) Change in Working Capital[5]	-	-	-	-	-	-	
Cash Flow to Shareholders	**$ 605**	**$ 1,644**	**$ 952**	**$ 1,316**	**$ 2,189**	**$ 3,120**	

New Inorganic Growth Waterfall

	3 Mo	For the Fiscal Year Ended September 30,					Total
	2020[1]	2021	2022	2023	2024	2025	Deal
2021 Inorganic Growth		$ 1,500[6]	$ 1,500				$ 3,000
2022 Inorganic Growth			$ 1,500	$ 1,500			3,000
2023 Inorganic Growth				$ 2,000	$ 2,000		4,000
2024 Inorganic Growth					$ 2,000	$ 2,000	4,000
2025 Inorganic Growth						$ 3,000	6,000
Total Inorganic Spend	**$ -**	**$ 1,500**	**$ 3,000**	**$ 3,500**	**$ 4,000**	**$ 5,000**	**$ 20,000**

(1) Assumes present values as of 6/30/2020; Fiscal fourth quarter 2020 earnings based on one fourth of management's fiscal year budget
(2) Represents offering expenses and loss on investment in subsidiaries
(3) Depreciation and amortization expense projections are based on management's estimates
(4) Assumes capital expenditures is attributable to M&A spend
(5) Assumes no impact from change in net working capital
(6) Includes committed payment to Winslow, Evans & Crocker, which Alpha acquired in December 2019

Preliminary Discounted Cash Flow Analysis *(Cont'd)*

Illustrative Sensitivity Analysis

Illustrative Alpha Equity Value

Cost of Equity (%)	P / Fwd. EPS Multiple @ Exit					
	5.0x	7.0x	8.6x	10.0x	12.0x	14.0x
18.5%	$ 20,963	$ 26,897	$ 31,613	$ 35,798	$ 41,731	$ 47,665
19.5%	20,193	25,871	30,384	34,387	40,065	45,743
20.5%	19,461	24,895	29,215	33,047	38,482	43,916
21.5%	18,764	23,968	28,104	31,773	36,977	42,181
22.5%	18,100	23,085	27,047	30,562	35,546	40,531

Illustrative Price per Share

Cost of Equity (%)	P / Fwd. EPS Multiple @ Exit					
	5.0x	7.0x	8.6x	10.0x	12.0x	14.0x
18.5%	$ 1.56	$ 2.00	$ 2.35	$ 2.66	$ 3.10	$ 3.54
19.5%	1.50	1.92	2.25	2.55	2.97	3.39
20.5%	1.44	1.85	2.17	2.45	2.86	3.26
21.5%	1.39	1.78	2.09	2.36	2.74	3.13
22.5%	1.34	1.71	2.01	2.27	2.64	3.01

Implied Revenue Growth & 2021E-2023E Pre-Tax Margin Sensitivity ($M)

Cost per $ of Inorganic Revenue ($)	2021E-2023E Incremental Annual Pre-Tax Margin Expansion (%)					
	0.00%	0.25%	0.50%	0.75%	1.00%	1.25%
$0.45	$ 14,707	$ 22,368	$ 30,029	$ 37,690	$ 45,351	$ 53,012
$0.50	14,455	22,018	29,581	37,144	44,707	52,270
$0.55	14,249	21,732	29,215	36,698	44,181	51,663
$0.60	14,077	21,493	28,909	36,326	43,742	51,158
$0.65	13,932	21,291	28,651	36,011	43,370	50,730

Implied Revenue Growth & 2021E-2023E Pre-Tax Margin Sensitivity ($ Per Share)

Cost per $ of Inorganic Revenue ($)	2021E-2023E Incremental Annual Pre-Tax Margin Expansion (%)					
	0.00%	0.25%	0.50%	0.75%	1.00%	1.25%
$0.45	$ 1.09	$ 1.66	$ 2.23	$ 2.80	$ 3.37	$ 3.93
$0.50	1.07	1.63	2.20	2.76	3.32	3.88
$0.55	1.06	1.61	2.17	2.72	3.28	3.83
$0.60	1.04	1.59	2.15	2.70	3.25	3.80
$0.65	1.03	1.58	2.13	2.67	3.22	3.76

Implied Revenue Growth & 2024E Pre-Tax Margin Sensitivity ($M)

Cost per $ of Inorganic Revenue ($)	2024E Incremental Annual Pre-Tax Margin Expansion (%)					
	0.25%	0.50%	0.75%	1.00%	1.25%	1.50%
$0.45	$ 26,042	$ 28,036	$ 30,029	$ 32,023	$ 34,017	$ 36,011
$0.50	25,655	27,618	29,581	31,545	33,508	35,471
$0.55	25,339	27,277	29,215	31,153	33,091	35,029
$0.60	25,075	26,992	28,909	30,827	32,744	34,661
$0.65	24,852	26,751	28,651	30,551	32,450	34,350

Implied Revenue Growth & 2024E Pre-Tax Margin Sensitivity ($ Per Share)

Cost per $ of Inorganic Revenue ($)	2024E Incremental Annual Pre-Tax Margin Expansion (%)					
	0.25%	0.50%	0.75%	1.00%	1.25%	1.50%
$0.45	$ 1.93	$ 2.08	$ 2.23	$ 2.38	$ 2.52	$ 2.67
$0.50	1.90	2.05	2.20	2.34	2.49	2.63
$0.55	1.88	2.02	2.17	2.31	2.46	2.60
$0.60	1.86	2.00	2.15	2.29	2.43	2.57
$0.65	1.84	1.99	2.13	2.27	2.41	2.55

Implied Revenue Growth & 2025E+ Pre-Tax Margin Sensitivity ($M)

Cost per $ of Inorganic Revenue ($)	2025E+ Incremental Annual Pre-Tax Margin Expansion (%)					
	0.00%	0.50%	1.00%	1.50%	2.00%	2.50%
$0.45	$ 16,596	$ 23,313	$ 30,029	$ 36,746	$ 43,463	$ 50,179
$0.50	16,368	22,975	29,581	36,188	42,795	49,402
$0.55	16,181	22,698	29,215	35,732	42,249	48,766
$0.60	16,025	22,467	28,909	35,351	41,793	48,235
$0.65	15,894	22,272	28,651	35,030	41,408	47,787

Implied Revenue Growth & 2025E+ Pre-Tax Margin Sensitivity ($ Per Share)

Cost per $ of Inorganic Revenue ($)	2025E+ Incremental Annual Pre-Tax Margin Expansion (%)					
	0.00%	0.50%	1.00%	1.50%	2.00%	2.50%
$0.45	$ 1.23	$ 1.73	$ 2.23	$ 2.73	$ 3.23	$ 3.72
$0.50	1.21	1.70	2.20	2.69	3.18	3.67
$0.55	1.20	1.68	2.17	2.65	3.13	3.62
$0.60	1.19	1.67	2.15	2.62	3.10	3.58
$0.65	1.18	1.65	2.13	2.60	3.07	3.55

Note: Implied price per share is calculated based on 13,476,519 shares outstanding

Appendix

Preliminary – Subject to Modification

Capital Asset Pricing Model

Alpha Capital Asset Pricing Model

Capital Asset Pricing Model

Alpha CAPM	
Risk Free Rate [1]	1.15%
Market Risk Premium [2]	7.15%
Alpha Peer Median Beta [3]	1.18
Risk Premium x Beta	8.41%
Size Premium [4]	10.91%
CAPM Discount Rate	**20.47%**

Risk Free Rate + Beta x (Market Risk Premium) + Size Premium = CAPM

Size Premium Calculation

	Market Cap. Range ($mm)		Size
Decile	Low	High	Premium [4]
1	$ 31,090.4	$1,061,355.0	(0.28%)
2	13,142.6	30,542.9	0.50%
3	6,618.6	13,100.2	0.73%
4	4,312.5	6,615.0	0.79%
5	2,688.9	4,311.3	1.10%
6	1,669.9	2,685.9	1.34%
7	993.9	1,668.3	1.47%
8	515.6	993.8	1.59%
9	230.0	515.6	2.22%
10	2.0	229.7	4.99%
10W	181.408	229.748	2.69%
10A	120.519	229.748	3.49%
10Y	62.612	120.178	6.62%
10B	1.973	120.178	8.02%
10Z	1.973	62.199	10.91%

Source: S&P Global Market Intelligence, Bloomberg, FactSet Research Systems and Duff & Phelps
(1) 20-year treasury rate as of 06/26/2020
(2) Latest long-horizon expected market risk premium methodology provided by Duff & Phelps (in accordance with previous Ibbotson Associates methodology)
(3) Peer median 2-year daily adjusted beta as of 06/26/2020. Adjusted Beta = (2/3) * (2-year Daily Raw Beta) + (1/3).
(4) Latest size premium methodology provided by Duff & Phelps (in accordance with previous Ibbotson Associates methodology)

Capital Asset Pricing Model – Alpha Comparable Companies

		A	+		B	+	C	= D
			B'	x B''	= B			
Institution	Ticker	Risk Free Rate[(1)]	Market Risk Premium[(2)]	2 Year Adjusted Daily Beta[(3)]	Market Risk Premium x Beta	Market Cap ($mm)[(4)]	Size Premium (%)[(5)]	CAPM Discount Rate (%)
Small-Cap Diversified Broker Dealers								
B. Riley Financial, Inc.	RILY	1.15%	7.15%	1.25	8.90%	$524	1.59%	11.64%
Cowen Inc.	COWN	1.15%	7.15%	1.59	11.36%	$429	2.22%	14.73%
Oppenheimer Holdings Inc.	OPY	1.15%	7.15%	1.18	8.41%	$246	2.22%	11.78%
JMP Group LLC	JMP	1.15%	7.15%	0.62	4.41%	$51	10.91%	16.47%
Cohen & Company Inc.	COHN	1.15%	7.15%	0.91	6.51%	$13	10.91%	18.57%
75th Percentile:				**1.25**	**8.90%**	**428.9**	**10.91%**	**16.47%**
Average:				**1.11**	**7.92%**	**252.6**	**5.57%**	**14.64%**
Median:				**1.18**	**8.41%**	**246.4**	**2.22%**	**14.73%**
25th Percentile:				**0.91**	**6.51%**	**50.9**	**2.22%**	**11.78%**

Source: S&P Global Market Intelligence, Bloomberg, FactSet Research Systems and Duff & Phelps.
Note: Small-Cap Diversified Broker Dealer comparable companies based on the criteria detailed in the "Selected Public Companies Data" section of the presentation.
(1) 20-year treasury rate as of 06/26/2020
(2) Latest long-horizon expected market risk premium methodology provided by Duff & Phelps (in accordance with previous Ibbotson Associates methodology).
(3) 2-year daily adjusted beta as of 06/26/2020. Adjusted Beta = (2/3) * (2-year Daily Raw Beta) + (1/3).
(4) Market cap data as of 06/26/2020
(5) Please refer to the previous page for size premium details.